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For Immediate Release                                               EXHIBIT 99.1



                        AMEDISYS TO HOST CONFERENCE CALL
                            TO DISCUSS SECOND QUARTER
                   FINANCIAL PERFORMANCE AND OPERATING RESULTS

BATON ROUGE, Louisiana (July 18, 2002) - Amedisys, Inc. (NasdaqSC: "AMED"), one of America's leading home health nursing companies, today announced that it plans to release its operating results for the quarter ended June 30, 2002 at the close of the market on August 7, 2002. The Company will host a conference call with the investment community the following day on Thursday, August 8, 2002 at 11:00 a.m. EDT.

TO PARTICIPATE IN THE CONFERENCE CALL, PLEASE DIAL 800-915-4836 A FEW MINUTES BEFORE 11:00 A.M. EDT ON AUGUST 8, 2002. A REPLAY OF THE CONFERENCE CALL WILL BE AVAILABLE UNTIL AUGUST 15, 2002, BY DIALING 973-709-2089. THE ACCESS CODE IS #252438 FOR THE REPLAY.

Amedisys, Inc., a leading provider of home health services, is headquartered in Baton Rouge, Louisiana. The Company had approximately $110 million in revenue in 2001. Its common stock trades on The Nasdaq SmallCap Market under the symbol "AMED".

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company's periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

    Additional information on this Company can be found on the World Wide Web

                             http://www.amedisys.com

                    For further information, please contact:

             Greg Browne, Chief Financial Officer at (225) 292-2031
                                       or
             RJ Falkner & Company, Inc., Investor Relations Counsel
                         at (800) 377-9893 or via e-mail

                              at info@rjfalkner.com